UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 31, 2014

____________________________

MEDICAL IMAGING CORP.

(Exact name of registrant as specified in charter)

NEVADA

(State or other Jurisdiction of Incorporation or Organization)

333-1364363	848 N. Rainbow Blvd. #2494 Las Vegas, Nevada 89107	98-0493698
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(877) 331-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On October 31, 2014, Medical Imaging Corp. (the “Company”) sold to Grenville Strategic Royalty Corp. (“Holder”) a gross royalty on the revenues of the Company (the “Royalty”) for the principal amount of $2,000,000. The Royalty requires a monthly payment equal to a specified percentage of the Company’s revenue for the previous month, subject to certain minimum payments.  The Holder has an option, but no obligation, to purchase one or more additional Royalties from the Company, subject to the Company’s approval, for up to an additional $1,000,000, which would increase the royalty payments proportionately.

Proceeds from the Royalty were used primarily to finance the acquisition entered into by the Company on August 28, 2014 (see Item 2.01 below) with the remainder as for general working capital purposes.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31st, 2014 the Company completed acquisitions of three separate facilities located in the Venice, Port Charlotte and Naples, Florida areas (as announced on September 2, 2014).  The acquisitions were made in each instance by acquiring the limited liability company which owned the physical assets of the facilities, consisting principally of the imaging related equipment, and the facility leases.  Separately, the Company engaged operating personnel for each facility, which are both direct employees and contract personnel. Day to day operations will be handled by managerial and dedicated staff at each facility, however, billing and certain other operational activities will be centralized at the Company’s Dallas, Texas office.  Because the facilities are located in separate communities, each facility will draw upon its current and expand its own regional base of referral physicians and patients. The Company has obtained for each facility a separate Medicare billing number to enable each facility and subsidiary of the Company to bill separately.  Each facility also will establish its own contracts with various private insurance payors.

Each of the facilities provides a different range of services. Partners Imaging of Naples provides MRI and CT services.  Partners Imaging of Port Charlotte provides MRI services. Partners Imaging of Venice provides MRI, CT, PET, X-ray and Ultrasound services.

The aggregate acquisition price was $1.8 million, for all the outstanding membership interests of each of the three limited liability companies acquired.

Due to the relative size of each of the acquisitions to the Company as a whole, financial statements are not being presented in this 8-K report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Imaging Corp.
(Registrant)

Dated: November 6, 2014	By:	/s/ Mitchell Geisler
Name: Mitchell Geisler
Title: Chief Executive Officer

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